EXHIBIT 23

[LETTERHEAD OF STEGMAN & COMPANY]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation of our report dated March 5, 2010, relating to the 2009 consolidated financial statements of Tri-County Financial Corporation, by reference in Registration Statements Nos. 333-79237, 333-70800, and 333-125103, each of Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation, for the year ended December 31, 2009.

/s/ Stegman & Company

Baltimore, Maryland
March 9, 2010